Exhibit 99.1

Selective Reports First Quarter 2026 Results

Net Income per Diluted Common Share of $1.58 and Non-GAAP Operating Income1 per
Diluted Common Share of $1.69;
Return on Common Equity ("ROE") of 11.2% and Non-GAAP Operating ROE1 of 12.0%

In the first quarter of 2026:

•Net premiums written ("NPW") decreased 1% from the first quarter of 2025;
•The GAAP combined ratio was 98.3%, compared to 96.1% in the first quarter of 2025;
•Commercial Lines renewal pure price increases averaged 7.1%, compared to 9.1% in the first quarter of 2025;
•After-tax net investment income was $113 million, up 18% from the first quarter of 2025;
•Book value per common share was $56.58, down modestly from last quarter; and
•Adjusted book value per common share¹ was $58.94, up 2% from last quarter.

Branchville, NJ - April 22, 2026 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the first quarter ended March 31, 2026, with net income per diluted common share of $1.58 and non-GAAP operating income1 per diluted common share of $1.69. ROE was 11.2% and non-GAAP operating ROE1 was 12.0%.

For the quarter, Selective's combined ratio was 98.3%. Catastrophe losses were 6.2 points, and there was no net prior year casualty reserve development. NPW decreased 1% from a year ago due to a 6% decrease in Standard Personal Lines and a 1% decrease in Standard Commercial Lines. Renewal pure price increases were 7.2%. Net investment income increased 18% from a year ago, to $113 million after-tax, generating 13.3 points of annualized ROE in the quarter.

“Our operating ROE of 12% this quarter was in-line with our long-term target and marked our seventh consecutive quarter of double-digit operating returns. We delivered a solid start to the year, which keeps us on track to achieve our 2026 guidance. In addition, we returned 57% of after-tax net income through our regular dividend and $30 million of share repurchases, reinforcing our commitment to delivering long-term value,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

“Net premiums written decreased modestly in the quarter, reflecting a competitive environment and deliberate actions to further strengthen our performance. We view growth as an outcome of disciplined execution, and remain focused on delivering target underwriting profitability. This is supported by granular pricing, risk selection, and claims discipline.”

“With our talented employees, high-quality distribution partner relationships, and strong capital position, we are continuing to make investments to support diversifying, profitable growth across our business. We believe we are well positioned for the opportunities in front of us,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter Ended March 31,			Change
$ and shares in millions, except per share data	2026		2025
Net premiums written	$1,225.5		1,240.4	(1)%
Net premiums earned	1,217.2		1,158.8	5
Net investment income earned	142.4		120.7	18
Net realized and unrealized gains (losses), pre-tax	(8.3)		0.2	(3,725)
Total revenues	1,358.9		1,285.2	6
Net underwriting income (loss), after-tax	16.8		36.1	(53)
Net investment income, after-tax	113.1		95.6	18
Net income (loss) available to common stockholders	95.4		107.6	(11)
Non-GAAP operating income (loss)[1]	101.9		107.4	(5)
Combined ratio	98.3%		96.1	2.2	pts
Loss and loss expense ratio	67.0		64.4	2.6
Underwriting expense ratio	31.2		31.6	(0.4)
Dividends to policyholders ratio	0.1		0.1	—
Net catastrophe losses	6.2	pts	3.7	2.5
Non-catastrophe property losses and loss expenses	14.6		15.4	(0.8)
(Favorable) unfavorable prior year reserve development on casualty lines	—		0.4	(0.4)
Current year casualty loss costs	46.2		44.9	1.3
Net income (loss) available to common stockholders per diluted common share	$1.58		1.76	(10)%
Non-GAAP operating income (loss) per diluted common share[1]	1.69		1.76	(4)
Weighted average diluted common shares	60.5		61.3	(1)
Book value per common share	$56.58		50.33	12
Adjusted book value per common share[1]	58.94		53.39	10

Overall Insurance Operations

In the first quarter, overall NPW decreased 1%, as we implemented rate and non-rate actions to enhance underwriting profitability. Average renewal pure price increased 7.2%, down 3.1 points from a year ago. Our combined ratio was 98.3%, 2.2 points higher than a year ago, primarily due to higher catastrophe losses. There was no prior year casualty reserve development in the first quarter in any segment or line of business.

Overall, insurance segment performance generated 2.0 points of ROE in the first quarter of 2026, down 2.8 points from the first quarter of 2025.

Standard Commercial Lines Segment

In the first quarter, Standard Commercial Lines premiums, which account for 81% of total NPW, decreased 1% from a year ago driven by lower new business. Average renewal pure price increases were 7.1% and retention was 82% reflecting granular actions to improve our profitability. The first quarter combined ratio was 100.2%, 3.8 points higher than a year ago, primarily due to catastrophe losses.

The following table shows the variances in key quarter-to-date measures:

Standard Commercial Lines Segment	Quarter Ended March 31,			Change
$ in millions	2026		2025
Net premiums written	$992.4		1,003.2	(1)%
Net premiums earned	965.8		912.2	6
Combined ratio	100.2%		96.4	3.8	pts
Loss and loss expense ratio	68.0		63.8	4.2
Underwriting expense ratio	32.1		32.5	(0.4)
Dividends to policyholders ratio	0.1		0.1	—
Net catastrophe losses	5.9	pts	2.2	3.7
Non-catastrophe property losses and loss expenses	13.2		14.1	(0.9)
(Favorable) unfavorable prior year reserve development on casualty lines	—		—	—
Current year casualty loss costs	48.9		47.5	1.4

Standard Personal Lines Segment

In the first quarter, Standard Personal Lines premiums, which represent 7% of total NPW, declined 6% and new business decreased 15% from a year ago. Renewal pure price was 10.6% and retention was 78%. Despite higher catastrophe losses, the first quarter 2026 combined ratio improved 5.2 points from a year ago to 92.8%, reflecting our deliberate profit improvement actions.

The following table shows the variances in key quarter-to-date measures:

Standard Personal Lines Segment	Quarter Ended March 31,			Change
$ in millions	2026		2025
Net premiums written	$82.5		87.5	(6)%
Net premiums earned	100.0		103.7	(3)
Combined ratio	92.8%		98.0	(5.2)	pts
Loss and loss expense ratio	69.2		73.9	(4.7)
Underwriting expense ratio	23.6		24.1	(0.5)
Net catastrophe losses	13.2	pts	6.9	6.3
Non-catastrophe property losses and loss expenses	29.2		35.2	(6.0)
Unfavorable prior year reserve development on casualty lines	—		4.8	(4.8)
Current year casualty loss costs	26.8		27.0	(0.2)

Excess and Surplus Lines Segment

For the first quarter, Excess and Surplus Lines premiums, which represent 12% of total NPW, increased 1% from the prior-year period, driven by average renewal pure price increases of 4.1%. The first quarter 2026 combined ratio was 89.5%, 3.0 points better than a year ago. The improvement was due to lower catastrophe losses, partly offset by higher non-catastrophe property losses.

The following table shows the variances in key quarter-to-date measures:

Excess and Surplus Lines Segment	Quarter Ended March 31,			Change
$ in millions	2026		2025
Net premiums written	$150.7		149.7	1%
Net premiums earned	151.4		142.9	6
Combined ratio	89.5%		92.5	(3.0)	pts
Loss and loss expense ratio	59.0		61.6	(2.6)
Underwriting expense ratio	30.5		30.9	(0.4)
Net catastrophe losses	3.3	pts	11.5	(8.2)
Non-catastrophe property losses and loss expenses	13.9		9.4	4.5
(Favorable) prior year reserve development on casualty lines	—		—	—
Current year casualty loss costs	41.8		40.7	1.1

Investments Segment

For the first quarter, after-tax net investment income was $113 million, up 18% from a year ago. The after-tax income yield averaged 4.2% for the fixed income securities portfolio and 4.0% for the overall portfolio. With invested assets per dollar of common stockholders' equity of $3.36 as of March 31, 2026, net investment income generated 13.3 points of annualized ROE.

Investments Segment	Quarter Ended March 31,		Change
$ in millions, except per share data	2026	2025
Net investment income earned, after-tax	$113.1	95.6	18%
Net investment income per common share	1.87	1.56	20
Effective tax rate	20.6%	20.8	(0.2)	pts
Average yields:
Portfolio:
Pre-tax	5.0	4.8	0.2
After-tax	4.0	3.8	0.2
Fixed income securities:
Pre-tax	5.3%	5.0	0.3	pts
After-tax	4.2	4.0	0.2
Annualized ROE contribution	13.3	12.8	0.5

Balance Sheet

$ in millions, except per share data	March 31, 2026	December 31, 2025	Change
Total assets	$15,321.9	15,155.7	1%
Total investments	11,391.2	11,302.4	1
Long-term debt	901.4	901.9	—
Stockholders’ equity	3,587.4	3,609.0	(1)
Common stockholders' equity	3,387.4	3,409.0	(1)
Invested assets per dollar of common stockholders’ equity	3.36	3.32	1
Net premiums written to policyholders' surplus	1.35	1.36	(1)
Book value per common share	56.58	56.74	—
Adjusted book value per common share[1]	58.94	57.91	2
Debt to total capitalization	20.1%	20.0%	0.1	pts

Book value per common share decreased by $0.16 during the first quarter of 2026. The decrease was primarily attributable to a $1.20 increase in after-tax net unrealized losses on our fixed income securities portfolio and $0.43 in common stockholder dividends, partially offset by $1.58 of net income per diluted common share. The increase in after-tax net unrealized losses on our fixed income securities portfolio was primarily driven by higher interest rates. In the first quarter of 2026, the Company repurchased $30 million, or 337,303 shares, of common stock at an average price of $88.94.

Selective's Board of Directors also declared:

•    A quarterly cash dividend on common stock of $0.43 per common share payable on June 1, 2026, to holders of record as of May 15, 2026; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on June 15, 2026, to holders of record as of May 29, 2026.

Guidance
For 2026, our full-year expectations are as follows:

•A GAAP combined ratio of 96.5% to 97.5%, including net catastrophe losses of 6 points. Our combined ratio estimate assumes no prior year casualty reserve development, as we record our best estimate each quarter. We do not make assumptions about future reserve development;
•After-tax net investment income of $465 million;
•An overall effective tax rate of 21.5%; and
•Weighted average shares of 60.5 million on a fully diluted basis, down from 61 million in our initial guidance. This reflects share repurchases in First Quarter 2026, but does not make assumptions about future share repurchases under our existing authorization.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call will be simulcast at 8:00 AM ET, on Thursday, April 23, 2026, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on May 22, 2026.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard insurance for commercial and personal risks and specialty insurance for commercial risks. Selective also offers flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and employer of choice is widely recognized, with awards and honors including listing in Forbes Best Midsize Employers and certification for six consecutive years as a Great Place to Work®.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors because the timing of realized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter Ended March 31,
	2026	2025
Net income (loss) available to common stockholders	$95.4	107.6
Net realized and unrealized investment (gains) losses included in net income, before tax	8.3	(0.2)
Tax on reconciling items	(1.7)	—
Non-GAAP operating income (loss)	$101.9	107.4

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter Ended March 31,
	2026	2025
Net income (loss) available to common stockholders per diluted common share	$1.58	1.76
Net realized and unrealized investment (gains) losses included in net income, before tax	0.14	—
Tax on reconciling items	(0.03)	—
Non-GAAP operating income (loss) per diluted common share	$1.69	1.76

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter Ended March 31,
	2026	2025
Return on Common Equity	11.2%	14.4
Net realized and unrealized investment (gains) losses included in net income, before tax	1.0	—
Tax on reconciling items	(0.2)	—
Non-GAAP Operating Return on Common Equity	12.0%	14.4

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter Ended March 31,
	2026	2025
Book value per common share	$56.58	50.33
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	2.99	3.88
Tax on reconciling items	(0.63)	(0.82)
Adjusted book value per common share	$58.94	53.39

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve uncertainties and known and unknown risks and other factors that may cause actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could negatively affect investment values, impacting statutory surplus;
•The development and adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that climate change may impact, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms, conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Geopolitical developments, including ongoing wars and conflicts such as the recent military conflict in the Middle East, which have contributed to volatility in global energy markets, international shipping activity, and financial markets, and may exacerbate inflationary pressures, supply chain disruption, and insurance loss costs;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in marketplace brand damage, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com